AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

                  SUBSIDIARIES OF THE REGISTRANT





                 Rospatch Jessco Corporation            Michigan

                 Tiffin Enterprise, Inc.                Ohio

            (A)  B.I.C. America, Inc.                   Ohio

                 Rospatch Orlando, Inc.                 Delaware

            (B)  Rospatch Carpinteria, Inc.             California



(A)  A wholly-owned subsidiary of Tiffin Enterprise, Inc.

(B)  A wholly-owned subsidiary of Rospatch Orlando, Inc.